Exhibit 23(a)

Consent of Independent Registered Public Accounting Firm

MillerKnoll Retirement Plan
Zeeland, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-258170 and 333-258019) of MillerKnoll, Inc. of our report dated June 29, 2023, relating to the financial statements and supplemental schedule of MillerKnoll Retirement Plan which appear in this Form 11-K for the year ended December 31, 2022.

/s/ BDO USA, LLP

Grand Rapids, Michigan
June 29, 2023